Exhibit 10.2

SECOND AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

Second Amended and Restated Stock Pledge Agreement, dated June 15, 2015, is made by Mastech Holdings, Inc., a Pennsylvania corporation (the “Pledgor”), in favor of PNC Bank, National Association (the “Bank”) (“Pledge Agreement”).

W I T N E S S E T H:

WHEREAS, the Pledgor, Mastech, Inc., a Pennsylvania corporation (“MI”), Mastech Alliance, Inc., a Pennsylvania corporation (“MAI”), Mastech Trademark Systems, Inc., a Delaware corporation (“MTSI”), Mastech Resourcing, Inc., a Pennsylvania corporation (“MRI”) (the Pledgor, MI, MAI, MTSI and MRI are each, a “Borrower” and collectively, the “Borrowers”), and the Bank have entered into that certain Second Amended and Restated Loan Agreement (as may be further amended, restated, modified or supplemented from time to time, the “Loan Agreement”), dated July 11, 2014, which is incorporated by reference thereto, pursuant to which the Borrowers and the Bank agreed, among other things, that the Bank shall extend credit to the Borrowers as set forth in the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Bank under the Loan Agreement, among others, that the Pledgor create a security interest in and pledge all of its issued and outstanding capital stock in MI, MAI, MTSI and MRI (each, a “Corporation” and collectively, the “Corporations”) to the Bank under the terms and conditions set forth herein; and

WHEREAS, in consideration of the Debt (as defined in the Loan Agreement), the Pledgor has agreed to create such a security interest and pledge all of its capital stock in the Corporations to the Bank under the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Pledgor hereby agrees with the Bank as follows:

1. Defined Terms. The recitals set forth above are hereby incorporated by reference. Unless otherwise defined herein, terms defined in the Loan Agreement shall have such defined meanings when used herein.

2. Pledge. The Pledgor hereby pledges to the Bank its right, title and interest in and to all of the issued and outstanding capital stock of the Corporations owned by it, as described on Exhibit A attached hereto and made a part hereof (which Exhibit shall be and shall be deemed to be updated upon the issuance of any additional such capital stock), now or hereinafter acquired (the “Pledged Stock”), and hereby grants to the Bank a first Lien on its right, title and interest in and to the Pledged Stock, the interest thereon and all products, proceeds, substitutions, additions, dividends and other distributions in respect thereof, and all books, records, and papers relating to the foregoing (all of which are referred to herein as the “Collateral”) as collateral security for the prompt and complete payment when due of all Debt. The share certificates, collectively representing all of the Pledged Stock in the Corporations now or hereinafter acquired, together with a stock transfer power with respect to each share certificate, duly signed in blank by the Pledgor, as transferor, shall be delivered by the Pledgor to the Bank contemporaneously with the execution of this Pledge Agreement and with each acquisition of additional capital stock shares of the Corporations by the Pledgor.

3. Rights of the Pledgor. Prior to the occurrence of an Event of Default under the Loan Agreement or any of the other Loan Documents, the Pledgor shall have all voting and other rights, powers, privileges and preferences pertaining to the Collateral, subject to the terms of this Pledge Agreement, and the Bank shall not be entitled to any of such rights by reason of its possession of the Pledged Stock.

4. Covenants of the Pledgor. The Pledgor agrees that it will not (i) sell, assign (by operation of Law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, (ii) create or permit to exist any Lien, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and Liens permitted pursuant to the Loan Agreement, (iii) file any affidavit for replacement of lost stock certificates, or (iv) vote the Collateral in favor of or consent to any resolution which might result in any restrictions upon the sale, transfer or disposition of the Collateral. The Pledgor further agrees that it will take all actions necessary to cause each Corporation not to issue any stock or other securities in addition to or in substitution for the Collateral or exercise any right with respect to the Collateral, which would adversely affect the Bank’s rights in the Collateral. The Pledgor further agrees to execute all such instruments, documents, and papers, and will do all such acts as the Bank may reasonably request from time to time to carry into effect the provisions and intent of this Pledge Agreement, including, without limitation, the execution of stop transfer orders, stock powers and other instruments of assignment executed in blank, and will do all such other acts as the Bank may reasonably request with respect to the perfection and protection of the Lien granted herein and the assignment effected hereby.

5. Release of Collateral. Subject to any sale or other disposition by the Bank of the Collateral in accordance with the terms hereof, within thirty (30) days following payment in full and the satisfaction of all of the Debt, this Pledge Agreement shall terminate, the Bank shall, if applicable, file UCC-3 financing statements to release the Liens granted hereunder and the Collateral shall be returned to the Pledgor.

6. Rights of the Bank. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Collateral as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

7. Remedies. If an Event of Default has occurred and is continuing and in the event that any portion of the Debt becomes due and payable, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof in accordance with applicable Law, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of the Bank’s offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said collateral so sold, free of any right of equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Debt in such order as the Bank may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after the application of such net proceeds and after the payment by the Bank of any other amount required by any provision of Law, need the Bank account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Bank shall give at least ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notification is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Debt, the Bank shall have all the rights and remedies of a secured party under the UCC or other applicable Laws. The Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the reasonable fees of any attorneys employed by the Bank to collect such deficiency.

8. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) it has, and on the date of delivery to the Bank of any Collateral will have, good and marketable title to the Collateral and full power, authority and legal right to pledge all of its right, title and interest in and to the Collateral pursuant to this Pledge Agreement; (b) this Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (c) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement which has not been obtained; (d) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable Law, or of the articles of incorporation, by-laws or any shareholders agreement of the Pledgor or any Corporation or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which either the Pledgor or any Corporation is a party or which purports to be binding upon the Pledgor or any Corporation or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of the Pledgor except as contemplated by this Pledge Agreement; (e) there are no restrictions on the transferability of the Collateral to the Bank or with respect to the foreclosure and transfer thereof by the Bank or, if there are any such restrictions, any and all restrictions on such transferability have been duly waived with respect to this assignment, transfer, pledge, and grant of a security interest to the Bank and with respect to the foreclosure and transfer thereof by the Bank (or any necessary consents have been obtained); and (f) the pledge, assignment and delivery of such Collateral pursuant to this Pledge Agreement will create a valid first Lien on all right, title and interest of the Pledgor in or to such Collateral, and the proceeds thereof, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of the Pledgor which would include the Collateral other than Liens permitted under the Loan Agreement. The Collateral is fully paid and nonassessable. The Pledgor covenants and agrees that it will defend the Bank’s right, title and Lien on the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that it will have like title to and the right to pledge any other property at any time hereafter pledged to the Bank as collateral hereunder and will likewise defend the Bank’s right thereto and Lien thereon.

9. No Disposition, Etc. The Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Pledge Agreement and Liens permitted under the Loan Agreement.

10. Sale of Collateral. (a) The Pledgor recognizes that the Bank may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state or foreign securities Laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state or foreign securities Laws, even if the Pledgor would agree to do so.

(b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Collateral valid and binding and in compliance with any and all applicable Laws of any Official Body having jurisdiction over any such sale or sales, all at the Pledgor’s expense. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at Law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

11. Waivers by the Pledgor.

(a) The Pledgor (i) waives presentment, demand, notice and protest with respect to the Collateral; (ii) waives any delay on the part of the Bank without notice to or consent from the Pledgor; (iii) waives the right to notice and/or hearing prior to the Bank’s exercising of the Bank’s rights and remedies hereunder upon the occurrence of an event which would constitute a default hereunder or under the Loan Agreement; (iv) waives any right to require the Bank to marshal the Collateral with other collateral which secures the Pledgor’s obligations and any similar right to which the Pledgor is or may become entitled; and (v) waives any right of subrogation, reimbursement, contribution and any similar rights against any Corporation until the Debt is paid and satisfied in full and the Loan Agreement has been terminated.

(b) The Bank shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of the Bank and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. The Bank’s rights and remedies may be exercised without resort or regard to any other source of satisfaction of the Debt. In no event shall the Bank have any liability to the Pledgor or otherwise hereunder except for liability arising out of the gross negligence or actual bad faith of the Bank.

12. Financial Statements of MI and MAI. The Bank hereby (a) acknowledges that it has reviewed Section 7.1 of the bylaws of each of MI and MAI, (b) agrees to be bound by the provisions of Section 7.1 of such bylaws and (c) waives the requirements of Section 1554 of the Pennsylvania Business Corporation Law of 1988, as amended, with respect to MI and MAI. This Section 12 shall not in any way restrict or limit the Bank’s rights to receive consolidated financial statements of Pledgor pursuant to the Loan Agreement.

13. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Bank, the Pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement.

14. Severability. Any provision of this Pledge Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. No Waiver; Cumulative Remedies. The Bank shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by Law.

16. Binding Effect. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the respective successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the Laws of the Commonwealth of Pennsylvania.

17. THE PLEDGOR HEREBY, WAIVES ANY PRESENT OR FUTURE RIGHT TO A TRIAL BY JURY OF ANY CASE OR CONTROVERSY IN WHICH IT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST IT OR IN WHICH IT IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE CORPORATION, THE PLEDGOR AND/OR THE BANK.

18. This Pledge Agreement amends and restates that certain First Amended and Restated Stock Pledge Agreement, dated August 31, 2011, executed by the Pledgor in favor of the Bank (the “Existing Stock Pledge Agreement”). This Pledge Agreement is issued in substitution for the Existing Stock Pledge Agreement and is not a novation thereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered the day and year first written above as a document under seal.

WITNESS:	Mastech Holdings, Inc.,
a Pennsylvania corporation

/s/ Jennifer F. Lacey	By:	/s/ D. Kevin Horner	(SEAL)
	Name:	D. Kevin Horner
	Title:	President and CEO

EXHIBIT A

PLEDGOR’S SHARES

Corporation	Percentage Owned by Pledgor

Mastech, Inc., a Pennsylvania corporation	100%

Mastech Alliance, Inc., a Pennsylvania corporation	100%

Mastech Trademark Systems, Inc., a Delaware corporation	100%

Mastech Resources, Inc., a Pennsylvania corporation	100%

TRANSFER POWER

FOR VALUE RECEIVED, Mastech Holdings, Inc., a Pennsylvania corporation (the “Company”), hereby sells, assigns and transfers unto                                         , a(n)                                  ,                  shares of common stock of Mastech Resourcing, Inc., a Pennsylvania corporation, standing in the name of the Company on the books of said corporation and represented by Share Certificates                      and does hereby irrevocably constitute and appoint                                          as its attorney-in-fact, to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated:                  ,

Mastech Holdings, Inc.,
a Pennsylvania corporation

By:		(SEAL)
Name:	D. Kevin Horner
Title:	President and CEO